UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2023
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii			001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 3440,	Honolulu,	Hawaii		96801
(Address of principal executive offices)				(Zip Code)
(808) 525-6611
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2023, Alexander & Baldwin, Inc. (the “Company”) received notification from Michele K. Saito, a member of the Company’s Board of Directors, that she was resigning from the Board of Directors, effective as of that date. Ms. Saito’s resignation is not due to any disagreement with the Company, its Board of Directors, or its management on any matter relating to the Company’s operations, policies, or practices.

On June 28, 2023, the Board of Directors of the Company elected Shelee Kimura as a member of the Board of Directors, effective as July 1, 2023.

Ms. Kimura has served as the President and Chief Executive Officer of Hawaiian Electric Company, Inc., a subsidiary of Hawaiian Electric Industries, Inc. (NYSE: HE) since January 2022. Previously, she served as Senior Vice President of Customer Service and Public Affairs and earlier as Senior Vice President of Business Development and Strategic Planning at Hawaiian Electric Company, Inc. Ms. Kimura has been named to the Compensation Committee of the Company’s Board of Directors. Ms. Kimura will receive an equity award of 4,410 restricted stock units, which represents a prorated amount of the restricted stock unit award made to non-employee Board members at the 2023 annual meeting of shareholders, which covers the period from the appointment of Ms. Kimura to the date of the 2024 annual meeting of shareholders. The award will vest, and the underlying shares will be issued, upon her completion of one year of continued Board service measured from the appointment date of Ms. Kimura. Ms. Kimura will receive other compensation as a non-employee Board member as described in our proxy statement for the Company’s 2023 annual meeting.

On June 27, 2023, the Company received notification from Christopher J. Benjamin, a member of the Company’s Board of Directors, that he was resigning from the Board of Directors, effective as of June 30, 2023. Mr. Benjamin’s resignation is consistent with the previously-announced planned transition of the CEO position on July 1, 2023 and is not due to any disagreement with the Company, its Board of Directors, or its management on any matter relating to the Company’s operations, policies, or practices.

On June 28, 2023, the Board of Directors of the Company elected Lance K. Parker as a member of the Board of Directors, effective as July 1, 2023. Mr. Parker is currently the President and Chief Operating Officer of the Company and, as previously announced, will serve as President and Chief Executive Officer of the Company, effective as of July 1, 2023.

A copy of the press release announcing these changes in the Company’s Board of Directors is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

99.1	Press Release issued by Alexander & Baldwin, Inc. on June 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                        Date:  June 30, 2023

                        ALEXANDER & BALDWIN, INC.

                        /s/ Clayton K.Y. Chun
                        Clayton K.Y. Chun
                        Executive Vice President,
                        Chief Financial Officer and Treasurer